Exhibit 99.1

AMNEAL REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS
‒ Q2 2025 Net Revenue of $725 million; GAAP Net Income of $22 million; Diluted Income per Share of $0.07 ‒
‒ Adjusted EBITDA of $184 million; Adjusted Diluted EPS of $0.25 ‒
‒ Raising 2025 Full Year Guidance ‒
‒ Full Debt Refinancing Reduces Interest Cost and Extends Maturities to 2032 ‒

BRIDGEWATER, NJ, August 5, 2025 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced its results for the second quarter ended June 30, 2025.

“Amneal delivered another quarter of solid growth, strong profitability, and we are pleased to raise our full year 2025 guidance. The quarter was also marked by strong commercial uptake of CREXONT® for Parkinson’s disease, and the FDA approval of Brekiya® autoinjector for the acute treatment of migraine and cluster headache in adults. Finally, we are extremely pleased with the successful completion of our debt refinancing, which was oversubscribed multiple times and will yield substantial interest cost savings while extending maturities. As we maximize our multiple growth drivers across our diversified pharmaceutical business, and strengthen our capital structure, we believe Amneal is exceptionally well-positioned for long-term growth,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Second Quarter 2025 Results

Net revenue in the second quarter of 2025 was $725 million, an increase of 3% compared to $702 million in the second quarter of 2024. Specialty net revenue increased 23% driven by key branded products, including CREXONT®, RYTARY® and UNITHROID®. Affordable Medicines net revenue increased 1% driven by strong performance of our complex product portfolio and new product launches, partially offset by supply timing. AvKARE net revenue decreased 4% driven by growth in the government label sales channel offset by lower revenue in the distribution channel.

Net income attributable to Amneal Pharmaceuticals, Inc. was $22 million in the second quarter of 2025 compared to a net income of $6 million in the second quarter of 2024, reflecting higher revenue and gross profit.

Adjusted EBITDA in the second quarter of 2025 was $184 million, an increase of 13% compared to the second quarter of 2024, reflective of higher revenue and gross margin.

Diluted income per share in the second quarter of 2025 was $0.07 compared to diluted income per share of $0.02 for the second quarter of 2024, due to higher operating income and favorable foreign exchange. Adjusted diluted earnings per share in the second quarter of 2025 was $0.25, an increase of 56%, compared to $0.16 for the second quarter of 2024.

The Company presents GAAP and adjusted (non-GAAP) quarterly results. Please refer to the “Non-GAAP Financial Measures” section and the accompanying GAAP to non-GAAP reconciliation tables for more information.

Raising Full Year 2025 Financial Guidance

The Company is raising its previously provided full year 2025 guidance.

	Updated Guidance	Prior Guidance
Net revenue	$3.0 billion - $3.1 billion	$3.0 billion - $3.1 billion
Adjusted EBITDA (1)	$665 million - $685 million	$650 million - $675 million
Adjusted diluted EPS (2)	$0.70 - $0.75	$0.65 - $0.70
Operating cash flow	$275 million - $305 million	$255 million - $285 million
Operating cash flow, excluding discrete items (3)	$300 million - $330 million	$280 million - $310 million
Capital expenditures (4)	Approximately $100 million	Approximately $100 million

(1)Includes 100% of adjusted EBITDA from AvKARE. See also “Non-GAAP Financial Measures” below.
(2)Accounts for 35% non-controlling interest in AvKARE. Guidance assumes approximately 330 million weighted-average diluted shares outstanding for the year ending December 31, 2025.
(3)Excludes discrete items such as legal settlement payments.
(4)Reflects estimated capital expenditures, net of expected contributions from an alliance partner of $20 million.

Amneal’s 2025 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Debt Refinancing Optimizes Capital Structure

On August 1, 2025, Amneal successfully completed a comprehensive debt refinancing. The Company entered into $2.1 billion of new seven-year Term B loans at a rate of SOFR plus 350 basis points and issued $600 million aggregate principal amount of 6.875% senior secured notes due 2032. Net proceeds from these transactions were used to refinance Amneal’s prior Term B loans in full, repay all outstanding borrowings under its asset-based lending (ABL) facility, and cover related fees, premiums, and expenses. This refinancing achieved substantial interest cost reductions and extended maturities to 2032 compared to 2028.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, August 5, 2025, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (833) 470-1428 (in the U.S.) with access code 627786. A replay of the conference call will be posted shortly after the call. For a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=79971.

About Amneal

Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, NJ, is a global biopharmaceutical company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of over 280 pharmaceutical products, primarily within the United States. In our Affordable Medicines segment, we are expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In our Specialty segment, we have a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders. Through our AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; statements regarding our positioning for growth, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; the impact of illegal distribution and sale by third parties of counterfeit versions of our products or stolen products; the impact of negative market perceptions of us and the safety and quality of our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; the imposition of tariffs may adversely affect our business, results of operations and financial condition; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents, and risks associated with artificial intelligence; the impact of a prolonged business interruption within our supply chain; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to government contracting, healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our class A common stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted operating cash flow and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP.
Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income (loss), which is net income (loss) adjusted to (A) exclude (i) non-cash interest, (ii) GAAP provision for income taxes, (iii) amortization, (iv) stock-based compensation expense, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) (credit) charges related to certain legal matters, including interest, net, (viii) asset impairment charges, (ix) increase in tax receivable agreement liability, (x) other and (xi) net income attributable to non-controlling interests, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted diluted EPS for the three and six months ended June 30, 2025 and 2024 was calculated using the weighted average fully diluted shares outstanding of Class A common stock (inclusive of the effect of dilutive securities).
EBITDA reflects net income (loss) adjusted to exclude interest expense, net, provision for income taxes and depreciation and amortization. Adjusted EBITDA reflects net income (loss) adjusted to exclude (i) interest expense, net, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) acquisition, site closure, and idle facility expenses, (vi) restructuring and other charges, (vii) (credit) charges related to legal matters, net, (viii) asset impairment charges, (ix) foreign exchange (gain) loss, (x) increase in tax receivable agreement liability, and (xi) other.
Adjusted operating cash flow reflects cash flow from operations excluding discrete items such as legal settlement payments.
Net leverage is calculated as net debt (total outstanding principal on the Company’s debt, less cash and cash equivalents), divided by adjusted EBITDA for the year or trailing twelve months then ended.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contact
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue	$724,508	$701,780	$1,419,928	$1,360,971
Cost of goods sold	438,255	451,833	877,784	872,964
Gross profit	286,253	249,947	542,144	488,007
Selling, general and administrative	124,266	116,462	242,554	229,057
Research and development	47,964	36,054	88,004	75,352
Intellectual property legal development expenses	2,017	1,042	3,784	2,026
Restructuring and other charges	1,024	220	1,595	1,690
(Credit) charges related to legal matters, net	(390)	699	(390)	95,058
Other operating (income) expense	—	—	(5,122)	100
Operating income	111,372	95,470	211,719	84,724
Other (expense) income:
Interest expense, net	(65,101)	(65,719)	(122,040)	(131,422)
Foreign exchange gain (loss), net	8,256	(262)	12,503	(1,459)
Increase in tax receivable agreement liability	(4,420)	(13,444)	(15,107)	(15,392)
Other income, net	1,604	4,360	2,122	8,432
Total other expense, net	(59,661)	(75,065)	(122,522)	(139,841)
Income (loss) before income taxes	51,711	20,405	89,197	(55,117)
Provision for income taxes	16,101	3,618	28,969	9,774
Net income (loss)	35,610	16,787	60,228	(64,891)
Less: Net income attributable to non-controlling interests	(13,193)	(10,793)	(25,616)	(20,758)
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$22,417	$5,994	$34,612	$(85,649)

Net income (loss) per share attributable to Amneal Pharmaceuticals, Inc.’s Class A common stockholders:
Basic	$0.07	$0.02	$0.11	$(0.28)
Diluted	$0.07	$0.02	$0.11	$(0.28)
Weighted-average common shares outstanding:
Basic	313,739	309,117	312,404	308,198
Diluted	322,363	318,957	323,171	308,198

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; $ in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$71,544	$110,552
Restricted cash	9,642	7,868
Trade accounts receivable, net	807,637	775,731
Inventories	608,973	612,454
Prepaid expenses and other current assets	85,304	80,717
Related party receivables	1,592	484
Total current assets	1,584,692	1,587,806
Property, plant and equipment, net	440,327	424,908
Goodwill	597,406	597,436
Intangible assets, net	649,547	732,377
Operating lease right-of-use assets	33,241	31,388
Operating lease right-of-use assets - related party	17,658	10,964
Financing lease right-of-use assets	55,068	56,433
Other assets	44,849	60,133
Total assets	$3,422,788	$3,501,445
Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable and accrued expenses	$666,817	$735,450
Current portion of liabilities for legal matters	41,515	31,755
Revolving credit facility	290,000	100,000
Current portion of long-term debt, net	31,175	224,213
Current portion of operating lease liabilities	8,223	9,435
Current portion of operating lease liabilities - related party	2,701	3,396
Current portion of financing lease liabilities	3,307	3,211
Related party payables - short term	63,396	22,311
Total current liabilities	1,107,134	1,129,771
Long-term debt, net	2,146,403	2,161,790
Operating lease liabilities	27,623	24,814
Operating lease liabilities - related party	16,441	9,391
Financing lease liabilities	56,020	56,889
Related party payables - long term	15,607	50,900
Liabilities for legal matters - long term	74,477	85,479
Other long-term liabilities	25,814	26,949
Total long-term liabilities	2,362,385	2,416,212
Redeemable non-controlling interests	65,802	64,974
Total stockholders’ deficiency	(112,533)	(109,512)
Total liabilities and stockholders’ deficiency	$3,422,788	$3,501,445

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; $ in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$60,228	$(64,891)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	120,272	111,100
Unrealized foreign currency (gain) loss	(11,813)	2,080
Amortization of debt issuance costs and discount	13,686	14,252
Reclassification of cash flow hedge	(5,876)	(13,031)
Intangible asset impairment charges	—	920
Stock-based compensation	15,532	13,446
Inventory provision	38,432	41,493
Other operating charges and credits, net	2,254	(1,431)
Changes in assets and liabilities:
Trade accounts receivable, net	(32,615)	(155,843)
Inventories	(36,039)	(35,447)
Prepaid expenses, other current assets and other assets	(10,015)	(8,418)
Related party receivables	(1,108)	(628)
Accounts payable, accrued expenses and other liabilities	(67,004)	122,026
Related party payables	5,293	9,619
Net cash provided by operating activities	91,227	35,247
Cash flows from investing activities:
Purchases of property, plant and equipment	(35,992)	(19,824)
Acquisition of intangible assets	(5,100)	(10,450)
Deposits for future acquisition of property, plant and equipment	(4,632)	(940)
Proceeds from sale of property, plant and equipment	1,379	—
Proceeds from sale of subsidiary	—	4,989
Net cash used in investing activities	(44,345)	(26,225)
Cash flows from financing activities:
Payments of principal on debt, revolving credit facilities, financing leases and other	(251,076)	(78,877)
Borrowings on revolving credit facilities	218,000	48,000
Proceeds from exercise of stock options	754	386
Employee payroll tax withholding on restricted stock unit and performance stock unit vesting	(21,828)	(7,371)
Tax and other distributions to non-controlling interests	(24,958)	(8,883)
Payment of principal on notes payable - related party	—	(11,496)
Payments of deferred financing and refinancing costs	(1,745)	—
Net cash used in financing activities	(80,853)	(58,241)
Effect of foreign exchange rate on cash	(777)	(266)
Net decrease in cash, cash equivalents, and restricted cash	(34,748)	(49,485)
Cash, cash equivalents, and restricted cash - beginning of period	118,420	99,107
Cash, cash equivalents, and restricted cash - end of period	$83,672	$49,622
Cash and cash equivalents - end of period	$71,544	$43,769
Restricted cash - end of period	9,642	5,853
Long-term restricted cash included in other assets - end of period	2,486	—
Cash, cash equivalents, and restricted cash - end of period	$83,672	$49,622

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2025	2024	2025	2024	2024
Net income (loss)	$35,610	$16,787	$60,228	$(64,891)	$(73,876)
Adjusted to add:
Interest expense, net	65,101	65,719	122,040	131,422	258,595
Provision for income taxes	16,101	3,618	28,969	9,774	18,863
Depreciation and amortization	60,113	55,572	120,272	111,100	236,191
EBITDA (Non-GAAP)	$176,925	$141,696	$331,509	$187,405	$439,773
Adjusted to add (deduct):
Stock-based compensation expense	8,274	6,725	15,402	13,231	27,552
Acquisition, site closure, and idle facility expenses (1)	1,203	579	2,444	1,023	2,112
Restructuring and other charges	1,024	131	1,595	1,601	2,265
(Credit) charges related to legal matters, net (2)	(390)	699	(390)	95,058	96,692
Asset impairment charges	36	—	104	1,015	1,372
Foreign exchange (gain) loss	(8,256)	262	(12,503)	1,459	6,846
Increase in tax receivable agreement liability	4,420	13,444	15,107	15,392	50,680
Other (3)	424	(1,325)	370	(1,622)	150
Adjusted EBITDA (Non-GAAP)	$183,660	$162,211	$353,638	$314,562	$627,442

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Calculation of Net Debt and Net Leverage

	June 30, 2025	December 31, 2024
Term Loan Due 2025	$—	$191,979
Term Loan Due 2028	2,263,460	2,292,856
Amended New Revolving Credit Facility	290,000	100,000
Gross debt (4)	$2,553,460	$2,584,835
Less: Cash and cash equivalents	71,544	110,552
Net debt (Non-GAAP) (5)	$2,481,916	$2,474,283

	Adjusted EBITDA (Non-GAAP)	Adjusted EBITDA (Non-GAAP)
Year ended December 31, 2024	$627,442	$627,442
Less: Six months ended June 30, 2024	314,562
Add: Six months ended June 30, 2025	353,638
Last twelve months ended June 30, 2025	$666,518

	Last Twelve Months Ended June 30, 2025	Year Ended December 31, 2024
Net leverage (Non-GAAP) (6)	3.7x	3.9x

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; $ in thousands, except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$35,610	$16,787	$60,228	$(64,891)
Adjusted to add (deduct):
Non-cash interest	7,411	547	7,745	629
GAAP provision for income taxes	16,101	3,618	28,969	9,774
Amortization	44,820	38,818	89,094	77,489
Stock-based compensation expense	8,274	6,725	15,402	13,231
Acquisition, site closure expenses, and idle facility expenses (1)	1,189	579	2,416	1,023
Restructuring and other charges	1,017	131	1,588	1,584
(Credit) charges related to legal matters, including interest, net (2)	(390)	699	(390)	95,185
Asset impairment charges	36	—	104	1,015
Increase in tax receivable agreement liability	4,420	13,444	15,107	15,392
Other (3)	424	(1,325)	380	(1,622)
Provision for income taxes (7)	(26,089)	(17,800)	(48,854)	(32,141)
Net income attributable to non-controlling interests	(13,193)	(10,793)	(25,616)	(20,758)
Adjusted net income (Non-GAAP)	$79,630	$51,430	$146,173	$95,910
Weighted average diluted shares outstanding (Non-GAAP) (8)	322,363	318,957	323,170	317,758
Adjusted diluted earnings per share (Non-GAAP)	$0.25	$0.16	$0.45	$0.30

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Non-GAAP Reconciliations
(1)Acquisition, site closure, and idle facility expenses for the three and six months ended June 30, 2025 primarily included costs related to a planned facility closure and rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three and six months ended June 30, 2024 and the year ended December 31, 2024 primarily included rent for vacated properties.
(2)For the six months ended June 30, 2024 and the year ended December 31, 2024, charges related to legal matters, net were primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.
(3)System implementation expense of $0.9 million, formerly included in its own caption in the non-GAAP reconciliations, for the three months ended June 30, 2024 has been reclassified to the caption “other” to conform to the current period presentation. System implementation expense of $1.8 million and change in the fair value of contingent consideration of $0.1 million, formerly included in their own captions in the non-GAAP reconciliations, for the six months ended June 30, 2024 have been reclassified to the caption “other” to conform to the current period presentation. System implementation expense of $2.4 million and change in the fair value of contingent consideration of ($0.9 million), formerly included in their own captions in the non-GAAP reconciliations, for the year ended December 31, 2024 have been reclassified to the caption “other” to conform to the current period presentation.
(4)See “Note 15. Debt” in the Company’s 2024 Annual Report on Form 10-K for additional information.
(5)Net debt was calculated as the total outstanding principal on the Company’s debt less cash and cash equivalents.
(6)Net leverage was calculated by dividing net debt as of June 30, 2025 and December 31, 2024 by adjusted EBITDA for the last twelve months ended June 30, 2025 and year ended December 31, 2024, respectively.
(7)The non-GAAP effective tax rates for the three and six months ended June 30, 2025 were 24.7% and 25.0%, respectively. The non-GAAP effective tax rates for the three and six months ended June 30, 2024 were 25.7% and 25.1%, respectively.
(8)Weighted average diluted shares outstanding for the three and six months ended June 30, 2025 and 2024 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities).

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$433,425	$—	$433,425	$427,328	$—	$427,328
Cost of goods sold (2)	252,646	(11,171)	241,475	260,903	(11,444)	249,459
Gross profit	180,779	11,171	191,950	166,425	11,444	177,869
Gross margin %	41.7%		44.3%	38.9%		41.6%

Selling, general and administrative (3)	34,226	(2,183)	32,043	31,627	(1,591)	30,036
Research and development (4)	41,899	(777)	41,122	31,703	(584)	31,119
Intellectual property legal development expenses	1,978	—	1,978	1,032	—	1,032
Restructuring and other charges	683	(683)	—	53	(53)	—
(Credit) charges related to legal matters, net	(390)	390	—	699	(699)	—
Operating income	$102,383	$14,424	$116,807	$101,311	$14,371	$115,682

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended June 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($0.9 million in each period) and amortization expense ($10.3 million and $10.5 million).
(3)Adjustments for the three months ended June 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($1.6 million and $1.0 million) and site closure costs ($0.6 million in each period).
(4)Adjustments for the three months ended June 30, 2025 and 2024 were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$848,133	$—	$848,133	$818,622	$—	$818,622
Cost of goods sold (2)	495,279	(22,046)	473,233	500,825	(23,712)	477,113
Gross profit	352,854	22,046	374,900	317,797	23,712	341,509
Gross margin %	41.6%		44.2%	38.8%		41.7%

Selling, general and administrative (3)	67,941	(3,999)	63,942	64,712	(3,320)	61,392
Research and development (4)	72,879	(1,466)	71,413	66,074	(1,239)	64,835
Intellectual property legal development expenses	3,691	—	3,691	1,992	—	1,992
Restructuring and other charges	683	(683)	—	53	(53)	—
(Credit) charges related to legal matters, net (5)	(390)	390	—	95,058	(95,058)	—
Other operating income	(5,122)	—	(5,122)	—	—	—
Operating income	$213,172	$27,804	$240,976	$89,908	$123,382	$213,290

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the six months ended June 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($1.8 million in each period), amortization expense ($20.1 million and $20.9 million), and asset impairment charges ($0.1 million and $1.0 million).
(3)Adjustments for the six months ended June 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($2.9 million and $2.3 million) and site closure costs ($1.1 million and $1.0 million).
(4)Adjustments for the six months ended June 30, 2025 and 2024 were comprised of stock-based compensation expense.
(5)Adjustment for the six months ended June 30, 2024 was primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$128,043	$—	$128,043	$104,041	$—	$104,041
Cost of goods sold (1)	55,795	(32,880)	22,915	46,142	(25,977)	20,165
Gross profit	72,248	32,880	105,128	57,899	25,977	83,876
Gross margin %	56.4%		82.1%	55.7%		80.6%

Selling, general and administrative (2)	30,314	(486)	29,828	26,610	(317)	26,293
Research and development (3)	6,065	(796)	5,269	4,351	(259)	4,092
Intellectual property legal development expenses	39	—	39	10	—	10
Restructuring and other charges	341	(341)	—	78	(78)	—
Operating income	$35,489	$34,503	$69,992	$26,850	$26,631	$53,481

(1)Adjustments for the three months ended June 30, 2025 and 2024 were comprised of amortization expense.
(2)Adjustments for the three months ended June 30, 2025 and 2024 were comprised of stock-based compensation expense.
(3)Adjustments for the three months ended June 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($0.1 million and $0.3 million) and site closure costs ($0.7 million and none).

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$236,340	$—	$236,340	$209,275	$—	$209,275
Cost of goods sold (1)	108,878	(65,520)	43,358	90,942	(51,955)	38,987
Gross profit	127,462	65,520	192,982	118,333	51,955	170,288
Gross margin %	53.9%		81.7%	56.5%		81.4%

Selling, general and administrative (2)	61,292	(831)	60,461	51,806	(588)	51,218
Research and development (3)	15,125	(1,587)	13,538	9,278	(543)	8,735
Intellectual property legal development expenses	93	—	93	34	—	34
Restructuring and other charges	471	(471)	—	1,024	(1,024)	—
Other operating expense	—	—	—	100	(100)	—
Operating income	$50,481	$68,409	$118,890	$56,091	$54,210	$110,301

(1)Adjustments for the six months ended June 30, 2025 and 2024 were comprised of amortization expense.
(2)Adjustments for the six months ended June 30, 2025 and 2024 were comprised of stock-based compensation expense.
(3)Adjustments for the six months ended June 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($0.2 million and $0.5 million) and site closure costs ($1.4 million and none).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$163,040	$—	$163,040	$170,411	$—	$170,411
Cost of goods sold	129,814	—	129,814	144,788	—	144,788
Gross profit	33,226	—	33,226	25,623	—	25,623
Gross margin %	20.4%		20.4%	15.0%		15.0%

Selling, general and administrative (2)	15,079	(2,700)	12,379	14,642	(3,546)	11,096
Operating income	$18,147	$2,700	$20,847	$10,981	$3,546	$14,527

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended June 30, 2025 and 2024 were comprised of amortization expense.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$335,455	$—	$335,455	$333,074	$—	$333,074
Cost of goods sold	273,627	—	273,627	281,197	—	281,197
Gross profit	61,828	—	61,828	51,877	—	51,877
Gross margin %	18.4%		18.4%	15.6%		15.6%

Selling, general and administrative (2)	30,773	(5,400)	25,373	29,549	(7,091)	22,458
Operating income	$31,055	$5,400	$36,455	$22,328	$7,091	$29,419

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the six months ended June 30, 2025 and 2024 were comprised of amortization expense.